UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2013
__________

INNSUITES HOSPITALITY TRUST
(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After more than 13 years of service, on January 31, 2013, Peter A. Thoma informed the Board of Trustees (the “Board”) of InnSuites Hospitality Trust (the “Trust”) that he was resigning from the Board and all committees of the Board, effective as of that date.

Effective as of January 31, 2013, the Board appointed Mr. Leslie T. Kutasi as a trustee to fill the vacancy on the Board resulting from Mr. Thoma’s resignation.  Effective January 31, 2013, Mr. Kutasi also serves as a member of the Audit Committee and the Compensation Committee of the Board and chairs the Governance and Nominating Committee of the Board.  The Board has determined that Mr. Kutasi is an independent trustee and a committee member in accordance with the NYSE MKT’s listing standards.  Mr. Kutasi was not selected as a trustee of the Trust pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Kutasi entered into a standard indemnification agreement that all trustees and executive officers of the Trust have previously entered into.  The agreement provides for indemnification against all liabilities and expenses reasonably incurred by a trustee or an officer in connection with the defense or disposition of any suit or other proceeding, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, because of his or her position at the Trust.  There is no indemnification for any matter as to which a trustee or an officer is adjudicated to have acted in bad faith, or with willful misconduct or reckless disregard of his or her duties, or gross negligence, or not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust.  The Trust may advance payments in connection with indemnification under the agreement.  The level of indemnification is to the full extent of the net equity based on appraised and/or market value of the Trust.  A form of the agreement has previously been filed with the Securities and Exchange Commission.

Mr. Kutasi will receive the Trust’s standard compensation applicable to non-employee trustees, as described in the trustee compensation section of the Trust’s proxy statement filed with the Securities and Exchange Commission on June 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    InnSuites Hospitality Trust

By:  /s/ Pamela J. Barnhill
Pamela J. Barnhill
President and Chief Operating Officer

Date:  February 1, 2013